Exhibit 10.42



                              DEL WEBB CORPORATION

                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN NO. 1

                             PARTICIPATION AGREEMENT
                         (Amended and Restated Effective
                            as of ________ __, 1997)


         This amended and restated Participation Agreement is entered into as of this ___th day of ___________, 1997, between Del Webb Corporation, a Delaware corporation ("Employer"), and Anne L. Mariucci ("Participant").

                                 R E C I T A L S
                                 - - - - - - - -

         A. Employer and Participant previously entered into a Participation Agreement dated as of April 6, 1989 providing for participation by Participant, beginning on January 1, 1989, in the Del Webb Corporation Supplemental Executive Retirement Plan No. 2 (the "Plan").

         B. The Plan was originally adopted as of January 1, 1989 and was amended and restated as of April 20, 1993. The Plan also has been amended on two separate occasions since its 1993 restatement.

         C.   Employer  and   Participant   desire  to  amend  and  restate  the
Participation Agreement and to modify and supplement the Plan as it relates to Participant, all as set forth herein.

         NOW, THEREFORE, the parties hereby agree as follows:

1.       GENERAL
         -------

         This   Agreement   restates  and   reaffirms   Participant's   original
Participation Agreement, which was entered into on April 6, 1989, and which was effective as of January 1, 1989.
Participant's participation in the Plan is hereby reaffirmed.

2.       THE PLAN
         --------

         This Participation Agreement is subject to all of the terms and provisions of the Plan, except to the extent that the Plan is modified and supplemented below as it applies to Participant. The Plan is expressly incorporated by reference into this Participation Agreement. By signing this
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Participation Agreement,  Participant acknowledges receipt of a copy of the Plan and confirms his understanding and acceptance of all of the terms, conditions and provisions of the Plan.

3.       MODIFICATIONS
         -------------

         Pursuant to paragraph 8.3 of the Plan, which was added by the First Amendment, the provisions of the Plan as they apply to Participant are modified and supplemented as follows:

         (a) Early  Retirement.  If Participant's  employment is continued until
Participant has attained age sixty-two (62), the reduction called for by paragraph 4.3(d) shall not apply. Nothing in this Agreement or the Plan shall imply that retirement is expected at any particular age.

         (b) Definitions. For purposes of the Plan and this Participation Agreement, the terms "Cause", "Change in Control" and "Good Reason" shall have the meanings ascribed to those terms in the Employment Agreement entered into between Employer and Participant, dated as of the date hereof, as it may be amended from time to time, rather than the definitions included in paragraph 4.6 of the Plan. The Employment Agreement includes two definitions of Good Reason, the standard definition that applies prior to a Change in Control and a modified definition that applies after a Change in Control. The standard definition will apply for purposes of the Plan and this Participation Agreement unless and until a Change in Control occurs, after which the special post-Change in Control definition will apply.

                                        EMPLOYER:

                                        DEL WEBB CORPORATION



                                        By:_____________________________________
                                           Title:Vice President, Human Resources

                                        PARTICIPANT:


                                        ----------------------------------------
                                        ANNE L. MARIUCCI
                                       -2-